Exhibit 99.1

Contact:   Patrick Kane

412-553-7833

Equitable Resources Reports Third Quarter Earnings

PITTSBURGH, October 25, 2007/ PRNewswire-FirstCall/ — Equitable Resources, Inc. (NYSE: EQT) today announced third quarter 2007 earnings of $0.27 per diluted share on net income of $32.9 million.  This compares with diluted earnings of $0.26 per share on net income of $31.8 million in the third quarter of 2006.

Quarterly Results by Business

Equitable Supply

Equitable Supply had operating income for the quarter of $62.2 million, slightly lower than the $63.2 million earned in the same period last year.  Production revenues were $93.4 million, essentially unchanged from the third quarter 2006 as slightly lower reported volumes were offset by a higher average well-head price.  Production sales volumes decreased by 0.5 Bcfe to 19.0 Bcfe as volumes from new wells were more than offset by 1.2 Bcfe from wells sold in the second quarter of 2007 and by normal declines.  The average well-head sales price increased by 3% to $4.78 per Mcfe.

Gathering operating income was $6.3 million, $3.2 million lower than the third quarter 2006.  The decrease in operating income was a result of the gathering asset contribution to Nora Gathering, LLC.  Gathered volumes, gathering revenues and gathering-related expenses related to the Nora Field gathering activities are no longer included in Equitable Supply’s operating results.  The Company reported Equity in Earnings of $1.3 million from its ownership in Nora Gathering, LLC.

Total operating expenses for the 2007 third quarter totaled $55.0 million compared to $57.8 million in the 2006 third quarter.  The decrease is primarily attributable to lower expenses due to the Nora Field transaction and lower selling, general and administrative expenses related to reserves established in the third quarter 2006 for royalty disputes and legal expenses, partially offset by higher depreciation, depletion and amortization.

Equitable Utilities

Equitable Utilities had operating income for the third quarter of $4.1 million compared to $4.0 million reported for the same period last year.  Net operating revenues for the three months ended September 30, 2007 were $40.9 million compared to $39.7 million for the same period last year, as higher Marketing net revenues resulting from storage optimization were partially offset by lower distribution and pipeline net revenues.

Total operating expenses for the quarter were $36.8 million, $1.1 million higher than the $35.7 million reported during the same period last year.  Increases in general overhead and operating and maintenance costs were partially offset by a reduction of expenses incurred in connection with the transition planning for the pending acquisition of Peoples Natural Gas and Hope Gas.  Equitable incurred $1.3 million of costs associated with transition planning for Peoples and Hope in the quarter, $2.4 million less than in the third quarter of 2006.

Other Business

Roaring Fork Field

In September 2007, the Company purchased 12.3 Bcf of proved reserves in the Equitable operated Roaring Fork Field in Virginia, consisting of approximately 10.1 Bcf of proved developed reserves and approximately 2.2 Bcf of proved undeveloped reserves, for $28.5 million.  The purchase increased the Company’s working interest by 13.5% to approximately 97.0%.

Hedging

There was no change to the Company’s hedge position during the quarter.  The approximate volumes and prices of Equitable’s hedges for the last three months of 2007 through 2009 are:

	2007**	2008	2009
Swaps
Total Volume (Bcf)	13	50	37
Average Price per Mcf (NYMEX)*	$4.72	$4.62	$5.91

Collars
Total Volume (Bcf)	3	10	10
Average Floor Price per Mcf (NYMEX)*	$7.61	$7.61	$7.61
Average Cap Price per Mcf (NYMEX)*	$11.27	$11.27	$11.27

* The above price is based on a conversion rate of 1.05 MMbtu/Mcf

**October through December

Operating Income

The Company reports operating income by segment in this press release.  Both interest and income taxes are controlled on a consolidated, corporate-wide basis, and are not allocated to the segments.

The following table reconciles operating income by segment as reported in this press release to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Operating income (thousands):
Equitable Supply	$62,166	$63,230	$188,203	$200,656
Equitable Utilities	4,107	3,969	84,185	78,858
Unallocated expenses	(8,905)	(6,064)	(54,647)	(16,603)
Operating Income	$57,368	$61,135	$217,741	$262,911

Other segment financial measures identified in this press release are reconciled to the most comparable financial measures calculated in accordance with GAAP on the attached operational and financial reports.

Equitable’s teleconference with securities analysts, which begins at 10:30 a.m. Eastern Time today, will be broadcast live via Equitable’s website, http://www.eqt.com, and will be available for seven days.

Equitable Resources is an integrated energy company with emphasis on Appalachian area natural gas supply, gathering, processing, transmission and distribution.  For information, please visit Equitable’s website, http://www.eqt.com.

Equitable Resources management speaks to investors from time to time.  Slides for these discussions will be available online via Equitable’s website.  The slides are updated periodically.

Forward-Looking Statements

Disclosures in this press release contain forward-looking statements.  Statements that do not relate strictly to historical or current facts are forward-looking.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s drilling programs and initiatives, infrastructure projects, production and sales volumes, marketing revenues and margins, executive compensation, capital expenditures, the pending acquisition of The Peoples Natural Gas Company and Hope Gas, Inc. and the financing of that acquisition and the Company’s move to a holding company structure.  A variety of factors could cause the Company’s actual results to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.  The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Company’s most recently filed Form 10-K.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

EQUITABLE RESOURCES, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED INCOME (UNAUDITED)

(Thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2007	2006	2007	2006

Operating revenues	$226,806	$232,801	$976,592	$914,127
Cost of sales	68,722	72,155	405,687	367,085
Net operating revenues	158,084	160,646	570,905	547,042

Operating expenses:
Operation and maintenance	25,602	25,282	78,614	74,252
Production	16,009	16,176	48,646	47,965
Selling, general and administrative	32,198	32,904	143,978	90,659
Office consolidation impairment charges	—	—	—	(2,908)
Depreciation, depletion and amortization	26,907	25,149	81,926	74,163
Total operating expenses	100,716	99,511	353,164	284,131

Operating income	57,368	61,135	217,741	262,911

Gain on sale of assets, net	—	—	119,401	—

Other income	2,204	489	5,530	886

Equity in earnings of nonconsolidated investments	1,423	70	2,198	120

Interest expense	11,557	12,779	35,604	36,128
Income before income taxes	49,438	48,915	309,266	227,789
Income taxes	16,513	17,120	112,380	79,726

Net income	$32,925	$31,795	$196,886	$148,063

Earnings per share of common stock:
Basic:
Weighted average common shares outstanding	121,380	120,172	121,319	119,929
Net income	$0.27	$0.26	$1.62	$1.23

Diluted:
Weighted average common shares outstanding	122,838	122,103	122,818	121,961
Net income	$0.27	$0.26	$1.60	$1.21

(A)           Due to the seasonal nature of the Company’s natural gas distribution and energy marketing business, and the volatility of gas and oil commodity prices, the interim statements for the three and nine month periods are not indicative of results for a full year.

EQUITABLE SUPPLY

OPERATIONAL AND FINANCIAL REPORT

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

OPERATIONAL DATA

Production:

Natural gas and oil production (MMcfe)	20,636	20,852	62,076	60,815
Company usage, line loss (MMcfe)	(1,684)	(1,410)	(4,383)	(3,929)
Total sales volumes (MMcfe)	18,952	19,442	57,693	56,886
Average (well-head) sales price ($/Mcfe)	$4.78	$4.66	$4.85	$4.82

Lease operating expense excluding production taxes ($/Mcfe)	$0.34	$0.32	$0.33	$0.30
Production taxes ($/Mcfe)	$0.44	$0.45	$0.46	$0.48
Production depletion ($/Mcfe)	$0.70	$0.62	$0.70	$0.62

Gathering:
Gathered volumes (MMcfe)	20,352	26,723	73,462	80,273
Average gathering fee ($/Mcfe)	$1.17	$1.05	$1.12	$1.02
Gathering and compression expense ($/Mcfe)	$0.54	$0.42	$0.48	$0.39
Gathering and compression depreciation ($/Mcfe)	$0.17	$0.14	$0.16	$0.14

(in thousands)
Production operating income	$55,885	$53,690	$163,109	$172,357
Gathering operating income	6,281	9,540	25,094	28,299
Total operating income	$62,166	$63,230	$188,203	$200,656

Production depletion	$14,440	$12,888	$43,509	$37,619
Gathering and compression depreciation	3,496	3,811	11,723	11,399
Other depreciation, depletion and amortization	1,445	1,083	4,246	3,059
Total depreciation, depletion and amortization	$19,381	$17,782	$59,478	$52,077

Capital expenditures (thousands)	$175,012	$82,580	$470,486	$204,961

FINANCIAL DATA (Thousands)
Production revenues	$93,428	$92,949	$287,669	$281,141
Gathering revenues	23,726	28,042	82,626	81,626
Total operating revenues	117,154	120,991	370,295	362,767

Operating expenses:
Lease operating expenses excluding production taxes	6,949	6,753	20,235	18,543
Production taxes	9,060	9,423	28,411	29,422
Gathering and compression	10,891	11,123	35,512	31,547
Selling, general and administrative	8,707	12,680	38,456	30,522
Depreciation, depletion and amortization	19,381	17,782	59,478	52,077
Total operating expenses	54,988	57,761	182,092	162,111

Operating income	$62,166	$63,230	$188,203	$200,656

Gain on sale of assets, net	$—	$—	$119,401	$—
Equity in earnings of nonconsolidated investments	$1,379	$71	$2,085	$53

EQUITABLE UTILITIES

OPERATIONAL AND FINANCIAL REPORT

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006

OPERATIONAL DATA
Heating degree days (30-year average: Qtr: 124; YTD: 3,759)	65	123	3,530	3,226

Residential sales and transportation volumes (MMcf)	1,284	1,307	16,535	14,168
Commercial and industrial volumes (MMcf)	3,903	4,109	19,541	17,859
Total throughput (MMcf) - Distribution	5,187	5,416	36,076	32,027

Net operating revenues (thousands):
Distribution
Residential	$12,017	$11,887	$72,285	$65,054
Commercial & industrial	5,693	7,026	31,203	29,694
Other	1,901	2,487	5,892	5,691
Total Distribution	19,611	21,400	109,380	100,439
Pipeline	14,216	15,377	46,659	54,314
Marketing	7,103	2,878	44,571	29,522
Total net operating revenues	$40,930	$39,655	$200,610	$184,275

Operating income (thousands):
Distribution (regulated)	$(6,674)	$(4,043)	$23,587	$25,528
Pipeline (regulated)	4,443	5,595	18,363	24,943
Marketing	6,338	2,417	42,235	28,387
Total operating income	$4,107	$3,969	$84,185	$78,858

Capital expenditures (thousands)	$23,200	$16,265	$61,104	$45,094

FINANCIAL DATA (Thousands)
Distribution revenues (regulated)	$37,467	$39,330	$319,436	$322,633
Pipeline revenues (regulated)	14,777	15,782	48,063	55,418
Marketing revenues	86,777	81,477	312,425	262,714
Less: intrasegment revenues	(11,028)	(10,986)	(36,707)	(41,437)
Total operating revenues	127,993	125,603	643,217	599,328

Purchased gas costs	87,063	85,948	442,607	415,053
Net operating revenues	40,930	39,655	200,610	184,275

Operating expenses:
Operating and maintenance	14,754	14,037	43,238	42,294
Selling, general and administrative	14,925	14,494	51,727	44,039
Office consolidation impairment charges	—	—	—	(2,396)
Depreciation, depletion and amortization	7,144	7,155	21,460	21,480
Total operating expenses	36,823	35,686	116,425	105,417

Operating income	$4,107	$3,969	$84,185	$78,858